     Exhibit 99.1
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com.
Gibraltar Announces Fourth-Quarter and Year-End 2010 Results
Nonresidential Product Demand Drives 7% Net Sales Growth
Strong Free Cash Flow and Lower Working Capital Fuel 37% Reduction in Net Debt
Buffalo, New York, February 24, 2011 — Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building markets, today reported its financial results for the three and 12 months ended December 31, 2010.
Management Comments on Financial Results
“Our fourth-quarter and 2010 results were in alignment with our forecast and our strategy to continually reduce expenses and improve efficiencies,” said Gibraltar Chairman and Chief Executive Officer Brian Lipke. “Streamlining our operations allowed us to generate strong free cash flow while reducing working capital during the year. These gains strengthened both our business and our balance sheet, enabling us to continue capitalizing on Gibraltar’s competitive strengths despite weak demand in the majority of our key markets.”
“Gibraltar’s net sales for the fourth quarter of 2010 grew 7% year-over-year, reflecting our sustained focus on marketing, customer service and product innovation,” said Gibraltar President and Chief Operating Officer Henning Kornbrekke. “These top-line results were stronger than we expected, primarily due to a shift in our business mix toward sales of products for the nonresidential market. For full-year 2010, net sales decreased slightly from 2009 as single-digit growth in the nonresidential market was offset by lower residential sales. For the fourth quarter and full-year 2010, sales to wholesale distributors, service centers and dealers increased from the comparable periods in 2009, while sales to home centers decreased.”
“We completed the restructuring of three business units and consolidated five more facilities in the fourth quarter,” said Kornbrekke. “In addition to continuing to improve our performance in manufacturing and customer delivery, we have invested in systems that are enhancing our supply chain planning and procurement processes and inventory management capabilities. Although increases in steel and other raw material prices affected our fourth-quarter 2010 results, these business improvements moderated the impact on our full-year results, and we expect them to enable us to better manage the continuing commodity volatility we anticipate for the year ahead.”
For the fourth quarter of 2010, net sales increased 7% to $153.7 million from $144.1 million for the fourth quarter of 2009. The company’s GAAP loss from continuing operations for the fourth quarter of 2010 was $76.2 million, or $2.51 per diluted share, compared with $29.8 million, or $0.99 per diluted share, for the fourth quarter 2009. The GAAP loss from continuing operations for the fourth quarter of 2010 included after-tax special charges of $62.7 million of intangible asset impairment, $4.7 million for exit activity costs related to business restructuring, and $2.4 million of deferred tax valuation allowances. After-tax special charges for the fourth quarter of 2009 included $25.4 million of intangible asset impairment and $0.2 million for exit activity costs related to business restructuring and a write down of deferred financing costs as a result of early payment of the company’s term loan.
The company’s fourth-quarter 2010 non-GAAP loss from continuing operations before special charges was $6.4 million, or $0.21 per share, compared with a loss of $4.2 million, or $0.14 per share, in the fourth quarter of 2009.
Gross margin before special charges decreased to 16% in the fourth quarter of 2010 from 20% in the fourth quarter of 2009. The decrease was primarily due to less favorable alignment between costs and selling prices, partially offset by higher unit sales volume and operating efficiency.
Selling, general and administrative expense before special charges decreased 7% to $28.7 million for the fourth quarter of 2010 from $30.7 million in the fourth quarter of 2009. The decrease was primarily the result of lower compensation and benefits expenses on reduced staffing levels.
For the 12 months ended December 31, 2010, net sales decreased 1% to $685.1 million from $691.8 million in 2009. The company’s GAAP loss from continuing operations for full-year 2010 was $73.4 million, or $2.42 per diluted share, compared with $41.1 million, or $1.36 per diluted share, in 2009. The GAAP loss from continuing operations for 2010 included after-tax special charges of $62.6 million for intangible asset impairment, $5.5 million for exit activity costs related to business restructuring, $2.4 million of deferred tax valuation allowances, and $0.9 million for an ineffective interest rate swap. The 2009 after-tax special charges included $40.4 million of intangible asset impairment, $1.5 million for exit activity costs related to business restructuring, and $1.2 million for a write down of deferred financing costs as a result of amending the senior credit agreement and early payment of the company’s term loan.
The company’s full-year 2010 non-GAAP loss from continuing operations before special charges was $2.0 million, or $0.07 per share, compared with income from continuing operations before special charges of $2.1 million, or $0.07 per share, in 2009.
Gross margin before special charges for 2010 decreased to 18% from 19% in 2009 on a 1% decline in sales. The decrease in gross margin was primarily due to the net effect of increased raw material costs, partially offset by improved operating efficiencies.
Selling, general and administrative expenses before special charges increased 2% to $108.7 million in 2010 from $106.7 million in 2009, primarily due to higher variable compensation.
Liquidity and Capital Resources
•	Gibraltar’s liquidity was $146.7 million as of December 31, 2010, including cash on hand of $60.9 million.
•	The company generated free cash flow of $60.7 million, or 9% of sales, for the year ended December 31, 2010, consisting of cash generated by operations of $69.2 million less capital expenditures of $8.5 million.

•	As a result, Gibraltar reduced net debt outstanding by $87.4 million, or 37%, to $146.3 million as of December 31, 2010 from $233.7 million as of December 31, 2009.
Outlook
“The early indicators in 2011 support our forecast for improved performance as we fully leverage Gibraltar’s more efficient operations and strong market positions in the year ahead,” Lipke said. “The firming of demand in the nonresidential sector that we experienced in the fourth quarter is especially encouraging because it occurred in the energy, manufacturing and transportation markets where Gibraltar is well-established. We also are seeing early signs of improvement in the residential and nonresidential repair and remodeling markets, and we expect this activity to accelerate through the coming year.”
“We advanced Gibraltar’s restructuring efforts in 2010, further reducing our operating expenses while providing us with highly efficient, centralized manufacturing and distribution facilities, and enhanced customer service capabilities,” said Lipke. “At the same time, we grew sales, gained market share, optimized our balance sheet and significantly improved Gibraltar’s liquidity. As a result, we begin 2011 positioned to couple further organic growth with an invigorated focus on accretive acquisitions aimed at enhancing our product leadership as well as the profitability of our operations.”
Fourth-Quarter Conference Call Details
Gibraltar has scheduled a conference call to review its results for the fourth quarter of 2010 tomorrow, February 25, 2011, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (866) 730-5768 or (857) 350-1592. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, February 24, 2011, by 6:00 pm ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar website: http://www.gibraltar1.com/investors/index.cfm?page=48. A replay of the conference call and a copy of the transcript will be available on the Gibraltar website following the call.
About Gibraltar
Gibraltar Industries is North America’s leading ventilation products, mail storage (single and cluster), rain dispersion, bar grating, expanded metal, and metal lath manufacturer. The company serves customers in a variety of industries in all 50 states and throughout the world from 42 facilities in 20 states, Canada, England, and Germany. Gibraltar is also the second-largest manufacturer of structural connectors in North America and it holds leadership positions in other product categories. More than 80% of its sales come from products having the #1 or #2 market share. Comprehensive information about Gibraltar can be found on its website, at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and may be subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the company’s results of operations; energy prices and usage; changing demand for the company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this news release. Non-GAAP financial data excluded special charges consisting of intangible asset impairment, restructuring primarily associated with the closing and consolidation of our facilities, deferred tax valuation allowances, interest expense recognized as a result of our interest rate swap becoming ineffective and the write off of deferred financing costs. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three months ending March 31, 2011, on Wednesday, May 4, 2011, and hold its earnings conference call on Thursday, May 5, 2011, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$153,708	$144,110	$685,068	$691,771
Cost of sales	135,097	115,010	566,673	561,402

Gross profit	18,611	29,100	118,395	130,369
Selling, general, and administrative expense	29,311	30,863	109,537	107,964
Intangible asset impairment	77,141	34,597	76,964	60,098

Loss from operations	(87,841)	(36,360)	(68,106)	(37,693)
Interest expense	(4,677)	(5,673)	(21,160)	(23,108)
Equity in partnership’s (loss) income and other income	(83)	153	81	316

Loss before taxes	(92,601)	(41,880)	(89,185)	(60,485)
Benefit of income taxes	(16,391)	(12,118)	(15,789)	(19,416)

Loss from continuing operations	(76,210)	(29,762)	(73,396)	(41,069)

Discontinued operations:
Income (loss) from discontinued operations before taxes	478	532	(30,219)	(17,879)
(Benefit of) provision for income taxes	(1,217)	163	(12,547)	(6,923)

Income (loss) from discontinued operations	1,695	369	(17,672)	(10,956)

Net loss	$(74,515)	$(29,393)	$(91,068)	$(52,025)

Net (loss) income per share — Basic and Diluted
Loss from continuing operations	$(2.51)	$(0.99)	$(2.42)	$(1.36)
Income (loss) from discontinued operations	0.05	0.02	(0.59)	(0.37)

Net loss	$(2.46)	$(0.97)	$(3.01)	$(1.73)

Weighted average shares outstanding — Basic and Diluted	30,327	30,163	30,303	30,135

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$60,866	$23,596
Accounts receivable, net	74,544	71,782
Inventories	83,344	86,296
Other current assets	21,084	25,513
Assets of discontinued operations	2,539	44,938

Total current assets	242,377	252,125

Property, plant, and equipment, net	158,352	174,704
Goodwill	325,655	392,704
Acquired intangibles	66,395	82,182
Investment in partnership	1,345	2,474
Other assets	16,766	17,811
Assets of discontinued operations	—	52,942

	$810,890	$974,942

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$59,277	$47,383
Accrued expenses	40,377	38,757
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	56	22,468

Total current liabilities	100,118	109,016

Long-term debt	206,789	256,874
Deferred income taxes	39,863	51,818
Other non-current liabilities	23,267	16,791
Liabilities of discontinued operations	—	12,217
Shareholders’ equity:
Preferred stock $.01 par value; authorized 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value; authorized 50,000,000 shares; 30,516,197 and 30,295,084 shares issued at December 31, 2010 and 2009, respectively	305	303
Additional paid-in capital	231,999	227,362
Retained earnings	212,914	303,982
Accumulated other comprehensive loss	(2,060)	(2,230)
Cost of 218,894 and 150,903 common shares held in treasury at December 31, 2010 and 2009, respectively	(2,305)	(1,191)

Total shareholders’ equity	440,853	528,226

	$810,890	$974,942

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2010	2009
Cash Flows from Operating Activities
Net (loss) income	$(91,068)	$(52,025)
Loss from discontinued operations	(17,672)	(10,956)

(Loss) income from continuing operations	(73,396)	(41,069)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Intangible asset impairment	76,964	60,098
Depreciation and amortization	26,395	26,244
Non-cash charges to interest expense	4,324	3,382
Stock compensation expense	4,315	4,407
Equity in partnerships’ loss (income)	111	(153)
Distributions from partnerships’ income	—	156
Provision for deferred income taxes	(10,629)	(17,671)
Other non-cash adjustments	7,143	3,633
Increase (decrease) in cash from changes in:
Accounts receivable	(4,115)	29,934
Inventories	1,938	51,060
Other current assets and other assets	1,380	(8,772)
Accounts payable	12,831	(14,263)
Accrued expenses and other non-current liabilities	8,400	2,852

Net cash provided by operating activities of continuing operations	55,661	99,838
Net cash provided by operating activities of discontinued operations	13,582	31,761

Net cash provided by operating activities	69,243	131,599

Cash Flows from Investing Activities
Net proceeds from sale of business	29,164	—
Net proceeds from sale of property, plant, and equipment	313	298
Additional considerations for acquisitions	—	(4,949)
Purchase of investment in partnership	(1,250)	—
Purchases of property, plant, and equipment	(8,470)	(9,774)

Net cash provided by (used in) investing activities of continuing operations	19,757	(14,425)
Net cash used in investing activities of discontinued operations	(368)	(1,038)

Net cash provided by (used in) investing activities	19,389	(15,463)

Cash Flows from Financing Activities
Long-term debt payments	(58,967)	(182,401)
Proceeds from long-term debt	8,559	83,022
Purchase of treasury stock at market prices	(1,114)	(634)
Payment of deferred financing costs	(164)	(2,383)
Payment of dividends	—	(1,499)
Tax benefit from stock compensation	54	—
Net proceeds from issuance of common stock	270	47

Net cash used in financing activities	(51,362)	(103,848)

Net increase (decrease) in cash and cash equivalents	37,270	12,288
Cash and cash equivalents at beginning of year	23,596	11,308

Cash and cash equivalents at end of year	$60,866	$23,596

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2010
	As		Impairment	Deferred	Results
	Reported	Intangible	And Exit	Tax	Excluding
	In GAAP Statements	Asset Impairment	Activity Costs	Valuation Allowance	Special Charges
Net sales	$153,708	$—	$—	$—	$153,708
Cost of sales	135,097	—	(5,459)	—	129,638

Gross profit	18,611	—	5,459	—	24,070
Selling, general, and administrative expense	29,311	—	(647)	—	28,664
Intangible asset impairment	77,141	(77,141)	—	—	—

Loss from operations	(87,841)	77,141	6,106	—	(4,594)
Operating margin	(57.1)%	50.2%	3.9%	0.0%	(3.0)%

Interest expense	(4,677)	—	—	—	(4,677)
Equity in partnership’s (loss) and other income	(83)	—	—	—	(83)

Loss before income taxes	(92,601)	77,141	6,106	—	(9,354)
Benefit of income taxes	(16,391)	14,485	1,374	(2,400)	(2,932)

Loss from continuing operations	$(76,210)	$62,656	$4,732	$2,400	$(6,422)

Loss from continuing operations per share — diluted	$(2.51)	$2.07	$0.15	$0.08	$(0.21)

	Three Months Ended December 31, 2009
	As		Impairment		Results
	Reported	Intangible	And Exit	Deferred	Excluding
	In GAAP Statements	Asset Impairment	Activity Costs	Financing Costs	Special Charges
Net sales	$144,110	$—	$—	$—	$144,110
Cost of sales	115,010	—	—	—	115,010

Gross profit	29,100	—	—	—	29,100
Selling, general, and administrative expense	30,863	—	(117)	—	30,746
Intangible asset impairment	34,597	(34,597)	—	—	—

Loss from operations	(36,360)	34,597	117	—	(1,646)
Operating margin	(25.2)%	24.0%	0.1%	0.0%	(1.1)%

Interest expense	(5,673)	—	—	270	(5,403)
Equity in partnership’s income and other income	153	—	—	—	153

Loss before income taxes	(41,880)	34,597	117	270	(6,896)
Benefit of income taxes	(12,118)	9,245	46	106	(2,721)

Loss from continuing operations	$(29,762)	$25,352	$71	$164	$(4,175)

Loss from continuing operations per share — diluted	$(0.99)	$0.84	$0.00	$0.01	$(0.14)

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2010
	As		Impairment		Deferred	Results
	Reported	Intangible	And Exit	Ineffective	Tax	Excluding
	In GAAP Statements	Asset Impairment	Activity Costs	Interest Rate Swap	Valuation Allowance	Special Charges
Net sales	$685,068	$—	$—	$—	$—	$685,068
Cost of sales	566,673	—	(6,364)	—	—	560,309

Gross profit	118,395	—	6,364	—	—	124,759
Selling, general, and administrative expense	109,537		(806)			108,731
Intangible asset impairment	76,964	(76,964)	—	—	—	—

(Loss) income from operations	(68,106)	76,964	7,170	—	—	16,028
Operating margin	(9.9)%	11.2%	1.0%	0.0%	0.0%	2.3%

Interest expense	(21,160)	—	—	1,424	—	(19,736)
Equity in partnership’s income and other income	81	—	—	—	—	81

Loss before income taxes	(89,185)	76,964	7,170	1,424	—	(3,627)
Benefit of income taxes	(15,789)	14,412	1,671	520	(2,400)	(1,586)

Loss from continuing operations	$(73,396)	$62,552	$5,499	$904	$2,400	$(2,041)

Loss from continuing operations per share — diluted	$(2.42)	$2.06	$0.18	$0.03	$0.08	$(0.07)

	Year Ended December 31, 2009
	As		Impairment		Deferred	Results
	Reported	Intangible	And Exit	Deferred	Tax	Excluding
	In GAAP Statements	Asset Impairment	Activity Costs	Financing Costs	Valuation Allowance	Special Charges
Net sales	$691,771	$—	$—	$—	$—	$691,771
Cost of sales	561,402	—	(1,705)	—	—	559,697

Gross profit	130,369	—	1,705	—	—	132,074
Selling, general, and administrative expense	107,964	—	(880)	(379)	—	106,705
Intangible asset impairment	60,098	(60,098)	—	—	—	—

(Loss) income from operations	(37,693)	60,098	2,585	379	—	25,369
Operating margin	(5.4)%	8.7%	0.3%	0.1%	0.0%	3.7%

Interest expense	(23,108)	—	—	1,424	—	(21,684)
Equity in partnership’s income and other income	316	—	—	—	—	316

(Loss) income before income taxes	(60,485)	60,098	2,585	1,803	—	4,001
(Benefit of) provision for income taxes	(19,416)	19,661	1,049	604	—	1,898

(Loss) income from continuing operations	$(41,069)	$40,437	$1,536	$1,199	$—	$2,103

(Loss) income from continuing operations per share — diluted	$(1.36)	$1.34	$0.05	$0.04	$0.00	$0.07